                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                           PACIFIC SCIENTIFIC COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $1.00 per share (the "Shares"), of Pacific Scientific Company, a California corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

          By Facsimile Transmission (for Eligible Institutions only):
                        (201) 222-4720 or (201) 222-4721
                      Confirm by Telephone: (201) 222-4707

       By Overnight Courier:                        By Mail:                             By Hand:
    First Chicago Trust Company           First Chicago Trust Company           First Chicago Trust Company
            of New York                           of New York                           of New York
        Tenders & Exchanges                   Tenders & Exchanges                   Tenders & Exchanges
           Suite 4680-PSC                        Suite 4660-PSC              c/o The Depository Trust Company
     14 Wall Street, 8th Floor                   P.O. Box 2569                   55 Water Street, DTC TAD
         New York, NY 10005                Jersey City, NJ 07303-2569         Vietnam Veterans Memorial Plaza
                                                                                    New York, NY 10041

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:


     The undersigned hereby tenders to ACC Acquisition Corp., a California corporation and an indirect wholly owned subsidiary of Danaher Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 6, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares: ______________________________________________________________

Name(s) of Record Holder(s): ___________________________________________________

________________________________________________________________________________
                                 (PLEASE PRINT)

Certificate Nos. (if available): _______________________________________________

________________________________________________________________________________

Check ONE box if Shares will be tendered by book-entry transfer:

 / / The Depository Trust Company

Participant Number: ____________________________________________________________

Dated: ________________________, 199_

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

________________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

Address: _______________________________________________________________________

                                   (ZIP CODE)

Area Code and Tel. No.: ________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Date: ________________________, 199_

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.